UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27th, 2015

Galenfeha, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

	420 Throckmorton Street, Suite 200 Ft. Worth, Texas 76102	76021
	(Address of principal executive offices)	(Zip Code)

(800) 280-2404
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On April 21, 2015, at a meeting held by the board of directors, Mr. James Ketner was offered the position of Chairman of the Board of Directors. As a result, Mr. Ketner tendered his resignation as President, Chief Executive Officer and Chief Financial Officer; and Mr. Lucien Marioneaux, Jr. was named President, Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer. In addition to the Board Chairman duties, Mr. Ketner will remain with the company as a paid consultant. Mr. Ketner and Mr. Marioneaux will assume their respective responsibilities immediately.

The board believes this management transition is in the best interest of the shareholders. Mr. Marioneaux is a resident of Shreveport, Louisiana, with the ability to oversee the daily manufacturing and distribution operations headquartered there. Mr. Ketner, a Texas resident, will now concentrate his efforts on product development and regulatory compliance oversight, without the confinements of daily operational duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27th, 2015

GALENFEHA, INC.

/s/ Lucien Marioneaux
Lucien Marioneaux
President/CEO/Director

/s/ James Ketner
James Ketner
Chairman